Exhibit 3.21

The State of Ohio	H0425–0102

Bob Taft

Secretary of State

826281

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous

Filings; that said records show the filing and recording of:	ARF MIS

of:

WESTERN ROW PROPERTIES, INC.

Recorded on Roll H425 at Frame C103 of the Records of Incorporation and Miscellaneous Filings.
United States of America State of Ohio Office of the Secretary of State
Witness my hand and the seal of the Secretary of State at Columbus, Ohio, this 28TH day of AUG , A.D. 19 92 .

Bob Taft
Secretary of State

SEC 6002 (Rev. 12/90)

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form AGO (December 1990)
H0425–0104

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of

WESTERN ROW PROPERTIES, INC.	, hereby appoint
(name of corporation)

KAREN HOLLEY HORRELL	to be statutory agent upon whom any
(name of agent)

process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

580 WALNUT STREET, SUITE 825
(street address)

CINCINNATI	, Ohio	45202
(city)		(zip code)

NOTE: P.O. Box addresses are not acceptable for cities with populations over 2,000.

/s/ RONALD C. HAYES
RONALD C. HAYES	(Incorporator)

(Incorporator)

(Incorporator)

INSTRUCTIONS

1)	Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent, R.C. 1701.07(B), 1702.06(B).

2)

The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent, R.C. 1701.07(A), 1702.06(A).

3)

An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B). These signatures must be the same as the signatures on the articles of incorporation.

H0425–0103

ARTICLES OF INCORPORATION

OF

WESTERN ROW PROPERTIES, INC.

The undersigned, desiring to form a corporation for profit, under the General Corporation Law of Ohio, does hereby certify:

FIRST:	The name of this Corporation shall be WESTERN ROW PROPERTIES, INC.

SECOND:	The place in Ohio where its principal office is to be located is Cincinnati, Hamilton County, Ohio.

THIRD:	The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code.

FOURTH:	The maximum number of shares which the Corporation is authorized to have outstanding is one hundred (100) shares all of which shall be designated Common Stock and shall be without par value.

FIFTH:	The amount of stated capital with which the Corporation will begin business is One Thousand Dollars ($1,000.00).

IN WITNESS WHEREOF, I have hereunto subscribed my name this 25th day of August, 1992.

/s/ RONALD C. HAYES
RONALD C. HAYES, Incorporator

08 / 28 / 92	RECEIPT NO. 920828130		PAGE: 1
BATCH NO: 011393
	DOCUMENT NUMBERS	CHECK NUMBER	CHECK AMOUNT
BOB TAFT	92082813001	709487	$10.00
OHIO SECRETARY OF STATE		709351	$75.00

***********************

R    E    C    E    I    P    T

***********************

CHECK ISSUED:	GREAT AMERICAN INSURANCE COMPANIES	TOTAL $85.00
BY:	580 WALNUT STREET
CINCINNATI, OH 45202
WESTERN ROW PROPERTIES INC

OHIO SECRETARY OF STATE	CHARTER NUMBER:	826281
PROCESSING STATEMENT	H0425–0101 ROLL AND FRAME:	H425-0101
08/31/ILLEGIBLE

CORPORATION:

WESTERN ROW PROPERTIES, INC.	DOCUMENT NUMBER	CODE	FEE
	92082813001	ARF	75.00
	92082813001	MIS	10.00

	020128

RETURN TO:	GREAT AMERICAN INSURANCE COMPANY
	ATTN R P VAN NUIS
	580 WALNUT ST STE 825
	CINCINNATI OH 45202	1299